UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2024

Culp, Inc.

(Exact name of Registrant as Specified in Its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1823 Eastchester Drive
High Point, North Carolina		27265
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 889-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.05 per share	CULP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This report and the exhibit attached hereto contain “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise. Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations, projections, or trends for our future operations, strategic initiatives and plans, production levels, new product launches, sales, profit margins, profitability, operating (loss) income, capital expenditures, working capital levels, cost savings, income taxes, SG&A or other expenses, pre-tax (loss) income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding dividends, share repurchases, liquidity, uses of cash and cash requirements, borrowing capacity, investments, potential acquisitions, future economic or industry trends, public health epidemics, or future developments. There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, including changes in U.S. trade enforcement priorities, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places. In addition, because our foreign operations use the U.S. dollar as their functional currency, changes in the exchange rate between the local currency of those operations and the U.S dollar can affect our reported profits from those foreign operations. Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the global coronavirus pandemic that has affected countries around the world, could also adversely affect our operations and financial performance. In addition, the impact of potential asset impairments, including impairments of property, plant, and equipment, inventory, or intangible assets, as well as the impact of valuation allowances applied against our net deferred income tax assets, could affect our financial results. Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and in turn, increase our operating costs and decrease our profitability. Finally, our success in diversifying our supply chain with reliable partners to effectively service our global platform could affect our operations and adversely affect our financial results. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results.

Item 2.02 Results of Operations and Financial Condition.

The information set forth in this Item 2.02 of this Current Report, and in Exhibit 99.1, is intended to be “furnished” under Item 2.02 of Form 8-K. Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On May 1, 2024, Culp, Inc. (the “Company”) issued a news release regarding revised expectations about its financial results for the fourth quarter of the Company’s fiscal 2024 ended April 28, 2024. A copy of the news release is attached hereto as Exhibit 99.1.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 29, 2024, our board of directors made a decision to (1) consolidate the company's North American mattress fabrics operations, including a phased wind-down and closure of the company's manufacturing plant in Quebec, Canada, and moving a portion of the knitting and finishing capacity from this plant to the company's manufacturing facility in Stokesdale, North Carolina; and (2) consolidate the company's sewn mattress cover operation in Haiti into one building and significantly reduce other operating expenses at that location. These actions are being taken to align capacity and cost structure with demand, which has continued to decline due to macro-economic headwinds pressuring the mattress and home furnishings industries. These events were disclosed to the public on May 1, 2024 pursuant to the news release attached hereto as Exhibit 99.1.

We expect the phased wind-down and closure of the facility in Quebec, Canada to be completed by December 31, 2024. We expect the consolidation activity associated with the sewn mattress cover operation in Haiti will be completed during the first quarter of fiscal 2025. These actions are expected to result in estimated restructuring and restructuring-related costs and charges of approximately $8.0 million, of which approximately $2.5 million is expected to be cash expenditures. The costs include cash charges of approximately $1.1 million associated with expected ongoing operating losses and other exit and wind-down expenses related to the company’s manufacturing plant in Quebec Canada; cash charges of approximately $1.4 million for employee termination costs; a non-cash charge of approximately $2.3 million associated with accelerated depreciation and losses on the sale of equipment; a non-cash charge of approximately $2.1 million associated with write-downs and other inventory related adjustments; and a non-cash charge of approximately $650,000 associated with accelerated rent amortization for a leased building in Haiti. These restructuring and restructuring-related costs and charges exclude any expected gains on the sale of real estate associated with the closure of the Canadian facility, the amount of which is currently undetermined but which will ultimately reduce the amount of the restructuring charges incurred. Based on management’s internal analysis we expect cash proceeds from the sale of the real estate (net of all taxes and commissions) to be in the range of at least $10.0 million - $12.0 million; however, we are currently working with a commercial real estate appraiser to determine a good faith estimate of the expected gain on the sale of this real estate, and that estimate will be provided at a later time by amendment of this filing on Form 8-K.

Management also estimates that the realizable fair market value of the long-lived assets at the Canadian facility and the Haiti facility exceed their book value, and for that reason, no charges for impairment of long-lived assets (other than the restructuring charges noted above) are expected to be recorded in connection with this decision for either location.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	News Release dated May 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Culp, Inc.

Date:	May 1, 2024	By:	/s/ Kenneth R. Bowling
Kenneth R. Bowling Chief Financial Officer (principal financial officer and principal accounting officer)